Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 09:58 AM 11/21/2019 FILED 09:58 AM 11/21/2019 SR 20198216954 - File Number 5103038

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VROOM, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

VROOM, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”) hereby certifies:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 31, 2012 under the name BCM Partners III, Corp.

2. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 25, 2013.

3. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 17, 2014.

4. The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 9, 2015.

5. The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 22, 2015.

6. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 21, 2016.

7. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 19, 2016.

8. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 29, 2017.

9. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 22, 2017.

10. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 17, 2018.

11. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 2018.

12. This Amended and Restated Certificate of Incorporation (this “COI”) has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the DGCL, by written consent by the Board of Directors of the Corporation, pursuant to Section 141(f) of the DGCL, and by a written consent of the Stockholders of the Corporation in accordance with Section 228 of the DGCL.

13. This COI restates and integrates and further amends and restates the certificate of incorporation of the Corporation, as heretofore amended or supplemented. The text of the Amended and Restated Certificate of Incorporation as previously amended and restated is hereby amended and restated to read in full as set forth below:

FIRST. The name of this corporation is Vroom, Inc. (the “Corporation”).

SECOND. The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 54,722,700 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 41,062,455 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this COI that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this COI or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this COI) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK

1,991,998 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 2,358,242 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 4,567,121 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series C Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 7,215,568 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series D Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 3,081,896 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series E Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 6,352,790 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series F Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, and 8,140,020 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series G Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 7,354,820 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series H Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. The Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock are referred to herein collectively as the “Senior Preferred Stock.” Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this COI) (a) the holders of the Series H Preferred Stock then outstanding shall receive first, pari passu with the holders of the Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock, or simultaneously with the receipt by the holders of any other class or series of capital stock of the Corporation, a dividend on each outstanding share of Series H Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series H Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series H Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series H Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series H Original Issue Price (as defined below); (b) the holders of the Series G Preferred Stock then outstanding shall receive first, pari passu with the holders of the Series H Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock, or simultaneously with the receipt by the holders of any other class or series of capital stock of the Corporation, a dividend on each outstanding share of Series G Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series G Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series G Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series G Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series G Original Issue Price (as defined below); (c) the holders of the Series F Preferred Stock then outstanding shall receive first, pari passu with the holders of the Series H Preferred Stock, Series G Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock, or simultaneously with the receipt by the holders of any other class or series of capital stock of the Corporation, a dividend on each outstanding share of Series F Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series F Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series F Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series F Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series F Original Issue Price (as defined below); (d) the holders of the Series E Preferred Stock then outstanding shall receive first, pari passu with the holders of the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock, or simultaneously with the receipt by the holders of any other class or series of capital stock of the Corporation, a dividend on each outstanding share of Series E Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series E Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series E Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series E Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series E Original Issue Price (as defined below); (e) the holders of the Series D Preferred Stock then outstanding shall receive first, pari passu with the holders of the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock, or simultaneously with the receipt by the holders of any other class or series of capital stock of the Corporation, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series D Original Issue Price (as defined below); (f) the holders of the Series C Preferred Stock then outstanding shall receive first, pari passu with the holders of the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, the Series D Preferred Stock and the Series B Preferred Stock, or simultaneously with the receipt by the holders of any other class or series of capital stock of the Corporation, a dividend on each outstanding share of Series C Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series C Original Issue Price (as defined below); (g) the holders of the Series B Preferred Stock then outstanding shall receive first, pari passu with the holders of the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock, or simultaneously with the receipt by the holders of any other class or series of capital stock of the Corporation, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series B Original Issue Price (as defined below); and (h) the holders of Series A Preferred Stock then outstanding shall then receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and/or the Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and/or Series A Preferred Stock dividend, as applicable. The “Series A Original Issue Price” shall mean $3.222222 per share, the “Series B Original Issue Price” shall mean $4.9652 per share, the “Series C Original Issue Price” shall mean $11.86933 per share, the “Series D Original Issue Price” shall mean $13.16598 per share, the “Series E Original Issue Price” shall mean $16.22378 per share, the “Series F Original Issue Price” shall mean $17.05763 per share, the “Series G Original Issue Price” shall mean $17.95097 per share and the “Series H Original Issue Price” shall mean $27.19305 per share, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event,

First, the holders of shares of Senior Preferred Stock then outstanding, on a pari passu basis, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to, (A) with respect to each share of Series H Preferred Stock, the greater of (i) 1.0 times the Series H Original Issue Price, plus any dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Series H Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up of the Corporation or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series H Liquidation Amount”), (B) with respect to each share of Series G Preferred Stock, the greater of (i) 1.0 times the Series G Original Issue Price, plus any dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Series G Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up of the Corporation or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series G Liquidation Amount”), (C) with respect to each share of Series F Preferred Stock, the greater of (i) 1.0 times the Series F Original Issue Price, plus any dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Series F Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up of the Corporation or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series F Liquidation Amount”), (D) with respect to each share of Series E Preferred Stock, the greater of (i) 1.0 times the Series E Original Issue Price, plus any dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up of the Corporation or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E Liquidation Amount”), (E) with respect to each share of Series D Preferred Stock, the greater of (i) 1.0 times the Series D Original Issue Price, plus any dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up of the Corporation or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”), (F) with respect to each share of Series C Preferred Stock, the greater of (i) 1.0 times the Series C Original Issue Price, plus any dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up of the Corporation or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”), and (G) with respect to each share of Series B Preferred Stock, the greater of (i) 1.0 times the Series B Original Issue Price, plus any dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up of the Corporation or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Senior Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Senior Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Second, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.0 times the Series A Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up of the Corporation or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock and Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1. Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders (voting separately) of at least a majority of the outstanding shares of Series A Preferred Stock (a “Series A Majority”), (ii) the holders (voting separately) of at least a majority of the outstanding shares of Series B Preferred Stock (a “Series B Majority”), and (iii) each of (A) the holders of at least two-thirds of the outstanding shares of

Series C Preferred Stock, voting as a single class, and (B) the holders of at least sixty percent (60.0%) of the outstanding shares of Series D Preferred Stock, voting as a single class (collectively, the affirmative votes required by both (A) and (B) of this clause (iii), is referred to as a “Required Vote”), elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i) the Corporation is a constituent party or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation (x) involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation or (y) to redomicile the Corporation or any subsidiary of the Corporation; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2. Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1 unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (iii) if a Series B Majority and a Required Vote so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Series A Liquidation Amount, Series B Liquidation Amount, Series C Liquidation Amount, Series D Liquidation Amount, Series E Liquidation Amount, Series F Liquidation Amount, Series G Liquidation Amount or Series H Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall first ratably redeem all shares of Senior Preferred Stock at a price per share equal to the Series H Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount, Series E Liquidation Amount, Series D Liquidation Amount, Series C Liquidation Amount or Series B Liquidation Amount, as applicable. In the event of a redemption pursuant to this Section 2.3.2(b), if the Available Proceeds are not sufficient to redeem all outstanding shares of Senior Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Senior Preferred Stock to the fullest extent of such Available Proceeds based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if legally available funds were sufficient to redeem all such shares, and shall subsequently redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. If, after the redemption in full of the Senior Preferred Stock, the remaining Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall subsequently redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Section 6.1 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection 2.3.2. Prior to the distribution or redemption provided for in this Subsection 2.3.2, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.3. Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.3.4. Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial

Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock held by such holder, as the case may be, are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law or by the other provisions of this COI, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors. The directors of the Corporation shall be elected as follows:

3.2.1. The holders of the Series C Preferred Stock, voting together as a separate class, shall be entitled to elect two (2) directors of the Corporation (each, a “Series C Director”);

3.2.2. The holders of Series D Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D Director”);

3.2.3. The holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (each, a “Series B Director”); and

3.2.4. The holders of Series G Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) director of the Corporation; and

3.2.5. The holders of Preferred Stock and Common Stock, voting together as a single class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation.

Any director elected as provided in the preceding sentence may be removed with or without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the persons or holders of the shares of the class or series of capital stock entitled to elect a director or directors, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as such persons or holders of the shares of the class or series of capital stock entitled to elect a director or directors, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled other than by the persons or stockholders of the Corporation entitled to elect a person to fill such directorship. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the persons, or the holders of the requisite percentage of the outstanding shares of the class or series, entitled to elect such director, as the case may be, shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by certain persons or the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of such persons or the holders of such class or series, as appropriate.

3.3 Series C-H Preferred Stock Protective Provisions. Subject to and without limiting subsections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 hereof, at any time when at least 2,945,672 shares of Series C Preferred Stock and Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock and Series D Preferred Stock, as applicable) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the COI) the written consent or affirmative vote of a Required Vote, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) declare bankruptcy, liquidate, dissolve or wind-up the business and affairs of the Corporation or any subsidiary of the Corporation;

(b) consummate a Deemed Liquidation Event prior to June 30, 2022, or enter into any agreement to effect the same, resulting in an amount deemed paid or distributed (calculated in accordance with Section 2 above) to the holders of the Series C Preferred Stock, to the holders of the Series D Preferred Stock, to the holders of the Series E Preferred Stock, to the holders of the Series F Preferred Stock, to the holders of Series G Preferred Stock or to the holders of Series H Preferred Stock of less than $35.60799 per share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or similar event affecting the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable);

(c) amend, alter, waive, modify or repeal any provision of the COI (except to the extent reasonably necessary to create and authorize the Next Round Financing Shares (as defined below) and establish rights, preferences and privileges with respect to such Next Round Financing Shares in connection with a Next Round Financing (as defined below)) or the Bylaws of the Corporation;

(d) amend or change the rights, preference, privileges or powers of, or the restrictions provided for the benefit of, the Series H Preferred Stock, the Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and/or Series C Preferred Stock, provided that the creation, authorization and issuance of Next Round Financing Shares will not be deemed an amendment or change to the rights, preference, privileges or powers of, or the restrictions provided for the benefit of, the Series H Preferred Stock, the Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and/or Series C Preferred Stock;

(e) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock that are senior to or on parity with the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, other than the issuance of Next Round Financing Shares in connection with a Next Round Financing. For purposes hereof, a “Next Round Financing” means the next issuance (in a transaction or a series of related transactions) by the Corporation, after the Series H Original Issue Date, in the Corporation’s next round of equity financing of the Corporation’s capital stock (1) which in the aggregate shall generate gross cash proceeds to the Corporation of not less than $50,000,000 or (2) in which the lowest price per Next Round Financing Share is at least $27.19305 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock), and “Next Round Financing Shares” means shares of that series or class of capital stock of the Corporation (which cannot be shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock) issued in the Next Round Financing (and any other securities issued to purchasers of the Next Round Financing Shares in connection with such purchase of Next Round Financing Shares);

(f) other than in connection with the issuance of Next Round Financing Shares in connection with a Next Round Financing, increase or decrease the total number of authorized shares of any class or series of capital stock of the Corporation (other than pursuant to a conversion of Preferred Stock pursuant to Section 4 or Section 5 or in connection with a stock dividend, stock split, combination or other similar recapitalization);

(g) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock, Series D

Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock in respect of any such right, preference or privilege;

(h) other than pursuant to (1) the Corporation’s Second Amended and Restated 2014 Equity Incentive Plan or (2) the issuance of Next Round Financing Shares in connection with a Next Round Financing, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any of its subsidiaries to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), of any equity securities or debt securities with equity features or securities exercisable or convertible into equity securities or debt securities with equity features;

(i) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized, (ii) dividends or other distributions payable on Common Stock solely in the form of additional shares of Common Stock or (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(j) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(k) other than in the ordinary course of business, sell, lease, transfer or otherwise dispose of (in a single transaction or series of related transactions) assets of the Corporation or any subsidiary of the Corporation with an aggregate fair market value equal to more than ten percent (10%) of the aggregate fair market value of the Corporation’s assets on a consolidated basis;

(l) change the nature of the business of the Corporation and/or its subsidiaries, enter (or permit any of its subsidiaries to enter) into the ownership, active management or operation of any line of business other than those currently engaged in by the Corporation and/or its subsidiaries as of the date hereof;

(m) make or permit any of its subsidiaries to make, any loans or advances to, guarantees for the benefit of, or investments in, any person or entity (other than a wholly-owned subsidiary) in excess of $250,000, individually or in the aggregate;

(n) other than in the ordinary course of business, incur, or permit any subsidiary to incur, indebtedness for money borrowed in excess of $500,000 in the aggregate, guaranty, or permit any subsidiary to guaranty, the indebtedness of any other person or encumber any assets of the Corporation or any subsidiary for borrowed money in excess of $500,000 in the aggregate;

(o) other than in the ordinary course of business, create any liens upon any assets or properties of the Corporation or its subsidiaries;

(p) acquire, or permit any subsidiary to acquire, all or substantially all of the properties, assets or stock of another company or entity, unless the aggregate consideration is less than $500,000;

(q) enter into, or permit any subsidiary to enter into, any transaction with any affiliate, director, officer or stockholder of the Corporation; and/or

(r) agree or commit (or permit any subsidiary to agree or commit) to do any of the foregoing.

3.4 Series B Preferred Stock Protective Provisions. Subject to and without limiting subsections 3.3, 3.5, 3.6, 3.7, 3.8 and 3.9 hereof, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of a Series B Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) (a) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Stock in respect of any such right, preference or privilege, or (b) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock in respect of any such right, preference or privilege;

(ii) adversely amend, alter, modify, waive or repeal the preferences, privileges, special rights or other powers of the Series B Preferred Stock, provided that creation of a superior series or class of shares with preference and/or priority over any Series B Preferred Stock in connection with a financing round in the Corporation shall not require such consent;

(iii) amend, alter, waive, modify or repeal the COI or Bylaws of the Corporation or take any other action which would have the effect of adversely impacting the rights, preferences or privileges of the Series B Preferred Stock;

(iv) declare, pay or set aside any dividend or other distribution of cash, securities, or other assets on any class or series of stock; or

(v) enter into an agreement or otherwise agree to do any of the foregoing.

3.5 Series A Preferred Stock Protective Provisions. Subject to and without limiting subsections 3.3, 3.4, 3.6, 3.7, 3.8 and 3.9 hereof, any amendment to this COI (whether by amendment, merger, consolidation or otherwise) that would adversely affect the rights, preferences or privileges of the Series A Preferred Stock which is not applied in the same manner to all series of Preferred Stock, shall require the affirmative consent of the Series A Majority, provided, that creation of a superior series or class of shares with preference and/or priority over any Series A Preferred Stock in connection with a financing round in the Corporation shall not require such consent, and provided further that such threshold percentage may not be amended without the consent of the Series A Majority.

3.6 Series E Preferred Stock Protective Provisions. Subject to and without limiting subsections 3.3, 3.4, 3.5, 3.7, 3.8 and 3.9 hereof, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, modify, waive or repeal the rights, preferences or privileges of the Series E Preferred Stock in an adverse manner without (in addition to any other vote required by law or the COI) the written consent or affirmative vote of the holders of at least fifty percent (50%) of the then outstanding shares of Series E Preferred Stock (a “Series E Majority”), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, provided, that creation of a series or class of shares that is senior to or on parity with the Series E Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or the payment of dividends and rights of redemption, in connection with a financing round in the Corporation shall not require such consent or vote, and provided further that such threshold percentage may not be amended without the consent of the Series E Majority. Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.7 Series F Preferred Stock Protective Provisions. Subject to and without limiting subsections 3.3, 3.4, 3.5, 3.6, 3.8 and 3.9 hereof, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, modify, waive or repeal the rights, preferences or privileges of the Series F Preferred Stock in an adverse manner without (in addition to any other vote required by law or the COI) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of Series F Preferred Stock (a “Series F Vote”), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, provided, that creation of a series or class of shares that is senior to or on parity with the Series F Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or the payment of dividends and rights of redemption, in connection with a financing round in the Corporation shall not require such consent or vote, and provided further that such threshold percentage may not be amended without the consent of the Series F Vote. Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.8 Series G Preferred Stock Protective Provisions. Subject to and without limiting subsections 3.3, 3.4, 3.5, 3.6, 3.7 and 3.9 hereof, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, modify, waive or repeal the rights, preferences or privileges of the Series G Preferred Stock in an adverse manner without (in addition to any other vote required by law or the COI) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series G Preferred Stock (a “Series G Vote”), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, provided, that creation of a series or class of shares that is senior to or on parity with the Series G Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or the payment of dividends and rights of redemption, in connection with a financing round in the Corporation shall not require such consent or vote, and provided further that such threshold percentage may not be amended without the consent of the Series G Vote. Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.9 Series H Preferred Stock Protective Provisions. Subject to and without limiting subsections 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 hereof, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, (i) amend, alter, modify, waive or repeal the rights, preferences or privileges of the Series H Preferred Stock in an adverse manner or (ii) increase the number of shares of Series H Preferred Stock authorized to be issued pursuant to the COI, in each case, without (in addition to any other vote required by law or the COI) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock (a “Series H Vote”), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, provided, that creation of a series or class of shares that is senior to or on parity with the Series H Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or the payment of dividends and rights of redemption, in connection with a financing round in the Corporation shall not require such consent or vote, and provided further that such threshold percentage may not be amended without the consent of the Series H Vote. Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

4. Optional Conversion.

The holders of the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1. Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series H Original Issue Price by the Series H Conversion Price (as defined below) in effect at the time of conversion in the case of conversion of Series H Preferred Stock, the Series G Original Issue Price by the Series G Conversion Price (as defined below) in effect at the time of conversion in the case of conversion of Series G Preferred Stock, the Series F Original Issue Price by the Series F Conversion Price (as defined below) in effect at the time of conversion in the case of conversion of Series F Preferred Stock, the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion in the case of conversion of Series E Preferred Stock, the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion in the case of conversion of Series D Preferred Stock, the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion in the case of conversion of Series C Preferred Stock, the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion in the case of conversion of Series B Preferred Stock or the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion in the case of conversion of Series A Preferred Stock. The “Series H Conversion Price” shall initially be equal to $27.19305, the “Series G Conversion Price” shall initially be equal to $17.95097, the “Series F Conversion Price” shall initially be equal to $17.05763, the “Series E Conversion Price” shall initially be equal to $16.22378, the “Series D Conversion Price” shall initially be equal to $13.16598, the “Series C Conversion Price” shall initially be equal to $11.86933, the “Series B Conversion Price” shall initially be equal to $4.9652 and the “Series A Conversion Price” shall initially be equal to $3.222222. Such initial Series H Conversion Price, Series G Conversion Price, Series F Conversion Price, Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price, Series A Conversion Price, and the rate at which shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2. Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round up or down to the nearest whole share. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, that the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1. Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for such series of Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock and (ii) pay all declared but unpaid dividends on the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock converted.

4.3.2. Reservation of Shares. The Corporation shall at all times when any shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this COI. Before taking any action which would cause an adjustment reducing the Series H Conversion Price, Series G Conversion Price, Series F Conversion Price, Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price below, the then par value of the shares of Common Stock issuable upon conversion of the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series H Conversion Price, Series G Conversion Price, Series F Conversion Price, Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price.

4.3.3. Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock accordingly.

4.3.4. No Further Adjustment. Upon any such conversion, no adjustment to the Series H Conversion Price, Series G Conversion Price, Series F Conversion Price, Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, as the case may be, shall be made for any declared but unpaid dividends on the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1. Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series H Original Issue Date” shall mean the date on which the first share of Series H Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series H Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 1, 4.5 4.6, 4.7 or 4.8;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by at least a majority of the Board of Directors of the Corporation, including a Series B Director and a Series C Director;

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by at least a majority of the Board of Directors of the Corporation, including a Series B Director and a Series C Director, that do not exceed an aggregate of 200,000 shares of Common Stock (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vi) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by at least a majority of the Board of Directors of the Corporation, including a Series B Director and a Series C Director, that do not exceed an aggregate of 200,000 shares of Common Stock (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vii) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by at least a majority of the Board of Directors of the Corporation, including a Series B Director and a Series C Director, that do not exceed an aggregate of 200,000 shares of Common Stock (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(viii) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by at least a majority of the Board of Directors of the Corporation, including a Series B Director and a Series C Director, that do not exceed an aggregate of 200,000 shares of Common Stock (including shares underlying (directly or indirectly) any such Options or Convertible Securities).

4.4.2. No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price shall be made as a result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least eighty percent (80%) of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock, no adjustment in the Series B Conversion Price shall be made as a result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66% of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock, no adjustment in the Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made as a result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Required Vote agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common

Stock, and no adjustment in the Series F Conversion Price, Series G Conversion Price or Series H Conversion Price, as applicable, shall be made as a result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series F Vote, Series G Vote or Series H Vote, respectively and as applicable, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3. Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series H Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, to an amount which exceeds the lower of (i) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the relevant Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series H Original Issue Date), are revised after the Series H Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4, the relevant Conversion Price shall be readjusted to such Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as applicable, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the

Series H Conversion Price, as applicable, provided for in this Subsection shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as applicable, that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as applicable, that such issuance or amendment took place at the time such calculation can first be made.

4.4.4. Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time or from time to time after the Series H Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “Conversion Price” shall mean the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as applicable;

(b) “CP2” shall mean the relevant Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(c) “CP1” shall mean the relevant Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(d) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(e) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(f) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5. Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6. Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and/or the Series H Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and/or the Series H Conversion Price, as applicable, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series H Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series H Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series H Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Prices shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series H Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the DGCL in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price, as the case may be, pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred

Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price, as the case may be, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events.

(a) Upon the closing of the sale of shares of Common Stock to the public, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $75,000,000 of gross proceeds to the Corporation at a price of at least $29.67332 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) (a “Qualified IPO”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate applicable to such Preferred Stock as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

(b) Upon the date and time, or the occurrence of an event, specified by vote or written consent of a Series B Majority and a Required Vote, (i) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate applicable to such Preferred Stock as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

(c) Upon the date and time, or the occurrence of an event, specified by vote or written consent of the Series H Vote, (i) all outstanding shares of Series H Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate applicable to such Preferred Stock as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

(d) The time of the closing of a Qualified IPO described in Subsection 5.1(a) or the date and time specified or the time of the event specified in the vote or written consent described in Subsections 5.1(b) and 5.1(c) are referred to herein as a “Mandatory Conversion Time”.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of a Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the applicable Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after each Mandatory Conversion Time and, if applicable, the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for the applicable Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, rounded up to the next whole share, and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redemption.

6.1 [Reserved]

6.2 Series B-H Redemption Request.

6.2.1. If the Corporation has not consummated a Qualified IPO or a Deemed Liquidation on or prior December 22, 2022 (the “Trigger Date”), at any time from and after the Trigger Date, so long as at least 589,561 shares of Series B Preferred Stock, at least 1,141,781 shares of Series C Preferred Stock, at least 1,803,892 shares of Series D Preferred Stock, at least 770,474 shares of Series E Preferred Stock, at least 1,245,777 shares of Series F Preferred Stock, at least 974,878 shares of Series G Preferred Stock, or at least 1,838,705 shares of Series H Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable) are then outstanding, the holders of at least a majority of the shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding, voting together as a single class on an as-converted basis (a “Series C-E Majority”) shall have the right to deliver written notice to the Corporation (the “Series B-H Preferred Redemption Notice”) requesting the redemption by the Corporation of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock held by such Series C-E Majority (a “Series B-H Redemption Request”) for a per share price (the “Series B Redemption Price”, “Series C Redemption Price”, “Series D Redemption Price”, “Series E Redemption Price”, “Series F Redemption Price”, “Series G Redemption Price” or “Series H Redemption Price”, as applicable) equal to the greater of (1)

the Series B Liquidation Amount (with respect to the Series B Preferred Stock), the Series C Liquidation Amount (with respect to the Series C Preferred Stock), the Series D Liquidation Amount (with respect to the Series D Preferred Stock), the Series E Liquidation Amount (with respect to the Series E Preferred Stock), the Series F Liquidation Amount (with respect to the Series F Preferred Stock), the Series G Liquidation Amount (with respect to the Series G Preferred Stock), or the Series H Liquidation Amount (with respect to the Series H Preferred Stock), as applicable, and (2) the Redemption Fair Market Value (as defined below) of a share of Series B Preferred Stock, a share of Series C Preferred Stock, a share of Series D Preferred Stock, a share of Series E Preferred Stock, a share of Series F Preferred Stock, a share of Series G Preferred Stock or a share of Series H Preferred Stock, as applicable. The Series B-H Preferred Redemption Notice shall set forth such Series C-E Majority’s good faith determination of the Redemption Fair Market Value of a share of Series B Preferred Stock, a share of Series C Preferred Stock, a share of Series D Preferred Stock, a share of Series E Preferred Stock, a share of Series F Preferred Stock, a share of Series G Preferred Stock and a share of Series H Preferred Stock, as applicable. For purposes hereof, “Redemption Fair Market Value” shall mean the value of one share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable, determined as of the date on which the Series B-H Preferred Redemption Request is provided to the Corporation, assuming the sale of all of the capital stock of the Corporation in an active marketing process without the application of any discounts.

6.2.2. The Corporation shall have fifteen (15) days after its receipt of a Series B-H Preferred Redemption Notice to object, by delivering a written notice thereof to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, to such Series C-E Majority’s determination of the Redemption Fair Market Value of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable. If the Corporation fails to object to such determination of Redemption Fair Market Value by delivering written notice within such 15-day period, such Series C-E Majority’s determination of the Redemption Fair Market Value of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable, shall be final and binding on the Corporation and the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable. If the Corporation objects to such determination within the 15-day period, the Corporation may engage an independent valuation specialist of national standing (a “Qualified Appraiser”) mutually agreeable to the Corporation, on the one hand, and such Series C-E Majority, on the other hand. Within 30 days of being retained, the Qualified Appraiser shall submit its determination of such Redemption Fair Market Value based on the definition of Redemption Fair Market Value herein. If the Corporation and such Series C-E Majority cannot agree on the appointment of a Qualified Appraiser, each of the Corporation’s Board of Directors, on the one hand, and such Series C-E Majority, on the other hand, shall select a Qualified Appraiser and the Redemption Fair Market Value shall be deemed to be equal to the average of the Redemption Fair Market Values determined by each Qualified Appraiser based on the definition of Redemption Fair Market Value herein. The fees, costs and expenses of the Qualified Appraiser(s) shall be borne by the Corporation.

6.2.3. The Corporation promptly shall deliver a copy of the Qualified Appraiser’s determination of the Redemption Fair Market Value of a share of Series B Preferred Stock, a share of Series C Preferred Stock, a share of Series D Preferred Stock, a share of Series E Preferred Stock, a share of Series F Preferred Stock, a share of Series G Preferred Stock and a share of Series H Preferred Stock, as applicable, to each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, as applicable. Such Series C-E Majority, within 15 days after its receipt of a copy of the Qualified Appraiser’s determination of Redemption Fair Market Value, shall give written notice to the Corporation as to whether or not such Series C-E Majority elects to proceed with the redemption of all of such Series C-E Majority’s shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock at the Redemption Fair Market Value of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, as applicable, determined by the Qualified Appraiser (the “Final Series B-H Redemption Notice”).

6.2.4. If either (i) such Series C-E Majority’s determination of the Redemption Fair Market Value shall be final and binding on the Corporation in accordance with Section 6.2.2 or (ii) the Corporation receives a Final Series B-H Redemption Notice pursuant to Section 6.2.3, the Corporation shall give written notice thereof to each other holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock within three (3) days of (A) such Series C-E Majority’s determination of the Redemption Fair Market Value being deemed final and binding on the Corporation in accordance with Section 6.2.2 or (B) the Corporation’s receiving the Final Series B-H Redemption Notice pursuant to Section 6.2.3, as applicable. Each other holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall have the right to request, by giving written notice to the Corporation within ten (10) days of such holder’s receipt of such notice, that the Corporation redeem all of such holder’s shares of Series B Preferred Stock, shares of Series C Preferred Stock, shares of Series D Preferred Stock, shares of Series E Preferred Stock, shares of Series F Preferred Stock, shares of Series G Preferred Stock and/or shares of Series H Preferred Stock, and upon such request the Corporation shall redeem, on a pari passu basis with the shares of Series B Preferred Stock, shares of Series C Preferred Stock, shares Series D Preferred Stock, shares of Series E Preferred Stock, shares of Series F Preferred Stock, shares of Series G Preferred Stock and shares of Series H Preferred Stock subject to a Final Series B-H Redemption Notice, all shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock subject to such requests, for a per share price equal to the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price, Series F Redemption Price, Series G Redemption Price or Series H Redemption Price, as applicable.

6.2.5. If such Series C-E Majority elects to proceed with the redemption, the Corporation shall use its best efforts within one hundred eighty (180) days from the later of (i) the date of the Series B-H Preferred Redemption Notice and (ii) the issuance of the Qualified Appraiser’s determination of the Redemption Fair Market Value of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable, to effect the redemption of all of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock held by such Series C-E Majority and the other exercising holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock by the payment of the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price, Series F Redemption Price, Series G Redemption Price and Series H Redemption Price, as applicable, in cash by wire transfer of immediately available funds pursuant to instructions provided by such Series C-E Majority and such other holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock (including using best efforts to consummate a debt and/or equity financing sufficient to consummate the redemption).

6.2.6. If at the end of such one hundred and eighty (180) day period, the Corporation has not redeemed all of the shares of Series B Preferred Stock, shares of Series C Preferred Stock, shares of Series D Preferred Stock, shares of Series E Preferred Stock, shares of Series F Preferred Stock, shares of Series G Preferred Stock and shares of Series H Preferred Stock subject to a request for redemption pursuant to this Section 6.2 (a “Series B-H Redemption Failure”), the rights and remedies set forth in Section 3.5 of the Corporation’s Voting Agreement, as in effect from time to time, shall come into effect.

6.2.7. A Series C-E Majority shall have the right to provide a Series B-H Preferred Redemption Notice pursuant to Section 6.2.1 above once every twelve (12) months after the Trigger Date.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and/or Series H Preferred Stock, as applicable, following redemption.

8. Waiver. Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Preferred Stock then outstanding, voting together as a single class on an as-converted basis. In addition, notwithstanding the foregoing and other than as set forth herein, each series of Preferred Stock may waive any of the series-specific rights, powers, preferences and other terms of such series of Preferred Stock on behalf of such series by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding; provided that (i) any of the rights, powers, preferences and other terms of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and/or Series H Preferred Stock may be waived on behalf of the holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and/or Series H Preferred Stock, respectively, by the affirmative written consent or vote of a Required Vote or the Series C-E Majority, as the case may be, with respect to those matters for which the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and/or Series H Preferred Stock are governed by or subject to the Required Vote or Series C-E Majority, respectively, (ii) any of the series-specific rights, powers, preferences and other terms of the Series F Preferred Stock only may be waived on behalf of the holders of Series F Preferred Stock by the affirmative written consent or vote of a Series F Vote (but not including such matters where the Series F Preferred Stock is governed by or subject to the Required Vote or Series C-E Majority, respectively), (iii) any of the series-specific rights, powers, preferences and other terms of the Series G Preferred Stock only may be waived on behalf of the holders of Series G Preferred Stock by the affirmative written consent or vote of a Series G Vote (but not including such matters where the Series G Preferred Stock is governed by or subject to the Required Vote or Series C-E Majority, respectively), and (iv) any of the series-specific rights, powers, preferences and other terms of the Series H Preferred Stock only may be waived on behalf of the holders of Series H Preferred Stock by the affirmative written consent or vote of a Series H Vote (but not including such matters where the Series H Preferred Stock is governed by or subject to the Required Vote or Series C-E Majority, respectively). For the avoidance of doubt, the series specific waivers set forth in the preceding sentence and proviso only apply to a waiver of the rights, powers, preferences and other terms specific to the applicable series of Preferred Stock and not to rights, powers, preferences and other terms of Preferred Stock that are subject to the vote or consent of the Required Vote or the Series C-E Majority, as the case may be.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH. Subject to any additional vote required by this COI or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH. Subject to any additional vote required by this COI, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH. To the fullest extent permitted by applicable law, the Corporation shall indemnify (and provide advancement of expenses to) directors and officers of the Corporation from and against any and all liabilities, costs, expenses or damages that they may incur on account of, related to, or in connection with, directly or indirectly, their service to the Corporation. The Corporation is also authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

The Corporation hereby acknowledges that one or more persons who currently serves or is expected to serve as an officer, employee, director, representative or agent of the Corporation or its affiliates (each a “Fund Indemnitee”) may have certain rights to indemnification, advancement of expenses, or liability insurance provided by one or more of stockholders of the Corporation or their affiliates (each a “Fund Indemnitor”). The Corporation hereby agrees that (a) the Corporation is the indemnitor of first resort i.e., its obligations to any such Fund Indemnitee under this Article Tenth or any other indemnity agreement or arrangements between such Fund Indemnitee and this Corporation (collectively, “Indemnity Arrangements”) are primary, and any obligation of a Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Indemnitee is secondary and excess, (b) the Corporation shall advance the full amount of expenses actually incurred by such Fund Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Indemnitee, to the extent legally permitted and as required by any Indemnity Arrangement, without regard to any rights such Fund Indemnitee may have against a Fund Indemnitor, and (c) the Corporation irrevocably waives, relinquishes and releases the Fund Indemnitors from any claims the Corporation may have against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind arising out of or relating to any Indemnity Arrangement. The Corporation agrees that no advancement or indemnification payment by any Fund Indemnitor on behalf of any such Fund Indemnitee shall affect the foregoing, and each Fund Indemnitor shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Indemnitee against the Corporation.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH. The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

*    *    *

14. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

15. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 21st day of November, 2019.

By:	/s/ Paul Hennessy
Name:	Paul Hennessy
Title:	President

[Vroom – Signature Page – COI]

State of Delaware Secretary of State Division of Corporations Delivered 11:16 AM 12/05/2019 FILED 11:16 AM 12/05/2019 SR 20198450704 - File Number 5103038

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VROOM, INC.

VROOM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the corporation is “Vroom, Inc.”.

SECOND: The Board of Directors of the Corporation duly adopted resolutions by unanimous written consent on December 5, 2019, setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”) filed with the Secretary of State of Delaware on November 21, 2019, declaring said amendment to be advisable and in the best interests of the Corporation, and authorizing the distribution of a resolution to the stockholders of the Corporation for consideration thereof.

THIRD: That the majority of the stockholders of the Corporation entitled to vote thereon has authorized said amendment.

FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

The Restated Certificate is hereby amended as follows:

(1)	The first paragraph of Article Fourth of the Restated Certificate is hereby deleted in its entirety and replaced with the following:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 56,721,927 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 43,061,682 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

(2)	The first paragraph of Section B of Article Fourth of the Restated Certificate is hereby deleted in its entirety and replaced with the following:

“1,991,998 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 2,358,242 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 4,567,121 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series C Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 7,215,568 shares of the authorized

Preferred Stock of the Corporation hereby are designated “Series D Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 3,081,896 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series E Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 6,352,790 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series F Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, 8,140,020 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series G Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, and 9,354,047 shares of the authorized Preferred Stock of the Corporation hereby are designated “Series H Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. The Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock are referred to herein collectively as the “Senior Preferred Stock.” Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.”

FIFTH: The Restated Certificate is hereby ratified and confirmed in all other respects.

[Signature page follows.]

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be duly executed this 5th day of December, 2019.

VROOM, INC.

By:	/s/ Paul Hennessy
Name:	Paul Hennessy
Title:	Chief Executive Officer